AMENDMENT
                                       TO
                  INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                     BETWEEN
                                JNL SERIES TRUST
                                       AND
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC


     This Amendment is made as of November 1, 2005,  between JNL Series Trust, a
Massachusetts   business   trust  (the  "Trust")  and  Jackson   National  Asset
Management, LLC, a Michigan limited liability company (the "Adviser").

     WHEREAS, the Trust and the Adviser are parties to an Investment Advisory and Management Agreement dated January 31, 2001 ("Advisory Agreement").

     WHEREAS, the parties wish to amend the Advisory Agreement; and

     WHEREAS, in order to reflect the reduction of Advisory Fees for the JNL/Select Money Market Fund.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Fund and the Adviser agree as follows:

     1. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated November 1, 2005, attached hereto.

     2. This Amendment may be executed in two or more counterparts which together shall constitute one document.


JNL SERIES TRUST                         JACKSON NATIONAL ASSET MANAGEMENT, LLC

By:                                      By:
    -------------------------------          -------------------------------
Name:  Robert A. Fritts                  Name:    Mark D. Nerud
Title: President and Chief Executive     Title:   Chief Financial Officer
       Officer




                                   SCHEDULE B
                             DATED NOVEMBER 1, 2005

                                                          ADVISORY FEE
                                                          (ANNUAL RATE BASED
                                                          ON AVERAGE NET ASSETS
FUND                                           ASSETS     OF EACH FUND)

JNL/AIM Large Cap Growth Fund      $0 to $50 million                       .75%
                                   $50 to $300 million                     .70%
                                   Over $300 million                       .65%

JNL/AIM Real Estate Fund           $0 to $50 million                       .75%
                                   Over $50 million                        .70%

JNL/AIM Small Cap Growth Fund      $0 to $300 million                      .85%
                                   Over $300 million                       .80%

JNL/Alger Growth Fund              $0 to $300 million                      .70%
                                   $300 million to $500 million            .65%
                                   Over $500 million                       .60%

JNL/Eagle Core Equity Fund         $0 to $50 million                       .70%
                                   $50 million to $300 million             .65%
                                   Over $300 million                       .55%

JNL/Eagle SmallCap Equity Fund     $0 to $150 million                      .75%
                                   $150 million to $500 million            .70%
                                   Over $500 million                       .65%

JNL/FMR Balanced Fund              $0 to $500 million                      .70%
                                   $500 million to $750 million            .65%
                                   Over $750 million                       .60%

JNL/FMR Capital Growth Fund        $0 to $250 million                      .70%
                                   $250 million to $750 million            .65%
                                   $750 million to $1.5 billion            .60%
                                   Over $1.5 billion                       .55%

JNL/Franklin Templeton Small Cap Value Fund  $0 to $200 million            .85%
                                             $200 million to $500 million  .77%
                                                     Over $500 million     .75%

JNL/Goldman Sachs Mid Cap Value Fund         $0 to $100 million            .75%
                                             Over $100 million             .70%

JNL/JPMorgan International Equity Fund      $0 to $50 million              .75%
                                            $50 million to $200 million    .70%
                                            $200 million to $500 million   .65%
                                            Over $500 million              .60%

JNL/JPMorgan International Value Fund       $0 to $50 million              .75%
                                            $50 million to $200 million    .70%
                                            $200 million to $500 million   .65%
                                            Over $500 million              .60%

JNL/Lazard Mid Cap Value Fund               $0 to $100 million             .75%
                                            $100 million to $250 million   .70%
                                            Over $250 million              .65%

JNL/Lazard Small Cap Value Fund             $0 to $500 million             .75%
                                            Over $500 million              .70%

JNL/Mellon Capital Management S&P 500 Index Fund     $0 to $500 million    .29%
                                                     Over $500 million     .24%

JNL/Mellon Capital Management S&P 400 MidCap Index   $0 to $500 million    .29%
Fund                                                 Over $500 million     .24%

JNL/Mellon Capital Management Small Cap Index Fund   $0 to $500 million    .29%
                                                     Over $500 million     .24%

JNL/Mellon Capital Management International Index    $0 to $500 million    .30%
Fund                                                 Over $500 million     .25%

JNL/Mellon Capital Management Bond Index Fund        $0 to $500 million    .30%
                                                     Over $500 million     .25%

JNL/Mellon Capital Management Enhanced S&P 500       $0 to $50 million     .50%
Stock Index Fund                                     Over $50 million      .45%

JNL/Oppenheimer Global Growth Fund                   $0 to $300 million    .70%
                                                     Over $300 million     .60%

JNL/Oppenheimer Growth Fund                          $0 to $300 million    .65%
                                                     Over $300 million     .60%

JNL/PIMCO Total Return Bond Fund                     All assets            .50%

JNL/Putnam Equity Fund                     $0 to $150 million              .675%
                                           $150 million to $300 million    .60%
                                           Over $300 million               .575%

JNL/Putnam Midcap Growth Fund              $0 to $300 million              .75%
                                           Over $300 million               .70%

JNL/Putnam Value Equity Fund               $0 to $150 million              .675%
                                           $150 million to $300 million    .60%
                                           Over $300 million               .575%

JNL/Salomon Brothers High Yield Bond Fund  $0 to $50 million               .55%
                                           $50 million to $150 million     .50%
                                           $150 million to $300million     .475%
                                           $300 million to $500 million    .45%
                                                     Over $500 million     .425%

JNL/Salomon Brothers Strategic Bond Fund  $0 to $150 million               .65%
                                          $150 million to $500 million     .60%
                                          Over $500 million                .55%

JNL/Salomon Brothers U.S. Government & Quality $0 to $150 million          .50%
Bond Fund                                      $150 million to $300 million.45%
                                               $300 million to $500 million.40%
                                               Over $500 million           .35%

JNL/Select Balanced Fund                  $0 to $50 million                .55%
                                          $50 million to $150 million      .50%
                                          $150 million to $300 million     .475%
                                          $300 million to $500 million     .45%
                                          Over $500 million                .425%

JNL/Select Global Growth Fund             $0 to $150 million               .75%
                                          $150 million to $500 million     .70%
                                          $500 million to $750 million     .65%
                                          Over $750 million                .60%

JNL/Select Large Cap Growth Fund          $0 to $150 million               .70%
                                          $150 million to $500 million     .65%
                                          $500 million to $750 million     .60%
                                          Over $750 million                .55%

JNL/Select Money Market Fund              $0 to $500 million              0.28%
                                          Over $500 million               0.25%

JNL/Select Value Fund                     $0 to $300 million               .55%
                                          $300 million to $500 million     .50%
                                          Over $500 million                .45%

JNL/T. Rowe Price Established Growth Fund $0 to $150 million               .65%
                                                     $150 to $500 million  .60%
                                                     Over $500 million     .55%

JNL/T. Rowe Price Mid-Cap Growth Fund                $0 to $150 million    .75%
                                                     Over $150 million     .70%

JNL/T. Rowe Price Value Fund                         $0 to $150 million    .70%
                                                     $150 to $500 million  .65%
                                                     Over $500 million     .60%

JNL/S&P Managed Growth Fund                          $0 to $500 million    .13%
                                                     Over $500 million     .08%

JNL/S&P Managed Conservative Fund                    $0 to $500 million    .13%
                                                     Over $500 million     .08%

JNL/S&P Managed Moderate Growth Fund                 $0 to $500 million    .13%
                                                     Over $500 million     .08%

JNL/S&P Managed Moderate Fund                        $0 to $500 million    .13%
                                                     Over $500 million     .08%

JNL/S&P Managed Aggressive Growth Fund               $0 to $500 million    .13%
                                                     Over $500 million     .08%